SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   January 18, 2001
                         -------------------------------

                          FIRST MONTAUK FINANCIAL CORP.
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               (Exact name of Registrant as specified in charter)


   New Jersey                       0-6729                      22-1737915
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(State or other jurisdic-        (Commission                   (IRS Employer
 tion of incorporation)          File Number)               Identification No.)

Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, N.J.        07701
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code               (732) 842-4700
               ------------------------------------------------


         (Former name or former address, if changed since last report.)

Item 5. Other Events.

         First Montauk Financial Corp. ("the Company"), a nationwide provider of investment services announced that the Company's Board of Directors has extended the expiration date of its Class A warrants (OTC BB: FMFKW) from February 17, 2001 to February 17, 2003. All other terms of the Class A warrants remain unchanged.

         The Company originally issued the Class A warrants in connection with a rights offering to its shareholders on a Registration Statement on Form S-3 (SEC File No. 333-30135) which was declared effective by the Commission on December 24, 1997.

         First Montauk intends to update the registration statement covering the shares underlying the Series A warrants. Pending the effectiveness of the registration statement and certain blue sky applications, the warrants are not exercisable.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c) Exhibits. The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.


         99.1*    Press Release dated January 18, 2001.











                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2001                        First Montauk Financial Corp.
                                                      (Registrant)

                                               By  /s/ William J. Kurinsky
                                                 ------------------------------
                                                 William J. Kurinsky
                                                 Chief Financial Officer

Exhibit 99.1
First Montauk Financial Corp. Extends Deadline of Class A Warrants

     RED BANK, N.J.--(BUSINESS WIRE)--Jan. 18, 2001--First Montauk Financial Corp. (OTC BB: FMFK - news), a nationwide provider of investment services through independent financial professionals affiliated with First Montauk Securities Corp., member NASD/SIPC, today announced that the expiration date of its Class A warrants (OTC BB: FMFKW - news) has been extended from February 17, 2001 to February 17, 2003. All other terms of the Class A warrants remain unchanged.

     Herbert Kurinsky, President and CEO stated on behalf of the Company's Board of Directors, ``We believe that the extension of the Class A Warrant exercise period is in the best interests of the Company, its shareholders and warrant holders. We believe that the Class A warrant extension will provide additional time for the market to evaluate the Company and its future prospects.''

     First Montauk also announced that it intends to file a registration statement covering the shares underlying the warrants. Pending the effectiveness of the registration statement and certain blue sky applications, the warrants are not exercisable. Questions related to the extension of the deadline for all Class A warrants, or regarding the warrants generally, may be directed to Robert
I. Rabinowitz, Esq., the Company's General Counsel at 1-800-876-3672, ext. 4223.

     First Montauk Financial Corp. is the parent company of First Montauk Securities Corp. (Montauk Financial Group(sm)), a registered securities broker/dealer headquartered in Red Bank, NJ, with approximately 50,000 retail and institutional accounts. The Company's ability to offer quality support services, in-house and third party research, advanced networked information systems and a competitive commission payout structure has attracted approximately 420 independent financial professionals across the country. Additional information is available at the Company's website at www.montaukfinancial.com.

     Statements contained in this news release regarding expected financial results of the Company, and other planned events are forward-looking statements, subject to uncertainties and risks, many of which are beyond the Company's control, including, but not limited to, market conditions, interest rate and currency fluctuations, dependence on key personnel, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. Information concerning the warrants is subject to the Company's ability to file and cause to be effective with the Securities and Exchange Commission and blue sky authorities, a registration statement covering the shares of common stock underlying the warrants. These and other applicable risks are summarized under the caption ``Risk Factors'' in the Company's Annual Report on form 10-K for the year ended December 31, 1999 and form 10-Q for the quarter ended September 30, 2000 as filed with the Securities and Exchange Commission. Forward-looking statements by their nature involve substantial risks and uncertainties. As a result, actual results may differ materially depending on many factors, including those described above. The Company cautions that historical results are not necessarily indicative of the Company's future performance.




Contact:

     First Montauk Financial Corp.
     William J. Kurinsky, CFO, 800/876-3672
     info@firstmontauk.com
     - or -
     FMFK'S Investor Relations Contact:
     The Equity Group Inc.
     Adam Prior, 212/836-9606
     Devin Sullivan, 212/836-9608
     www.theequitygroup.com